UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 1, 2005

Cholestech Corporation

(Exact name of registrant as specified in its charter)

California	000-20198	94-3065493
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3347 Investment Boulevard
Hayward, California 94545
(Address of principal executive offices, including zip code)

(510) 732-7200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On January 1, 2005, Cholestech Corporation (the “Company”) amended and restated its Preferred Share Rights Agreement dated January 22, 1997, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent. The amendment and restatement is reflected in the Amended and Restated Preferred Share Rights Agreement dated as of January 1, 2005 between the Company and Computershare Investor Services, LLC, as Rights Agent (the “Rights Agreement”). As more fully described in and subject to the terms of the Rights Agreement, the Rights Agreement generally gives holders of the Company’s Common Stock rights to acquire additional shares of the Company’s Preferred Stock upon the occurrence of specified events.

     The amendment and restatement reflected in the Rights Agreement (a) eliminates all requirements in the Rights Agreement that actions, approvals and determinations be taken or made by the Company’s Board of Directors be taken or made by a majority of the “Continuing Directors,” (b) reflects Computershare Investor Services, LLC as the Company’s new stock transfer agent and (c) makes certain clarifying changes. The deletion of all references to “Continuing Directors” eliminates from the Rights Agreement what are commonly referred to as “dead hand” provisions.

Item 3.03. Material Modifications to Rights of Security Holders

     Item 1.01 is incorporated here by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
4.2	Amended and Restated Preferred Share Rights Agreement dated as of January 1, 2005 between the Company and Computershare Investor Services, LLC, including the form of Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHOLESTECH CORPORATION

	By:	/s/ John F. Glenn

John F. Glenn Vice President of Finance, Chief Financial Officer, Treasurer and Secretary

Date: January 5, 2005

EXHIBIT INDEX

Exhibit No.	Description
4.2	Amended and Restated Preferred Share Rights Agreement dated as of January 1, 2005 between the Company and Computershare Investor Services, LLC, including the form of Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively